EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2018 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 22, 2018

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2018 of $27.7 million, or $0.27 per diluted share. This represents an increase of $4.1 million, or 17.6%, compared to the same quarter last year when net income was $23.6 million or $0.23 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2018 were 8.93% and 1.15% compared to 7.81% and 0.99% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per share payable on November 15, 2018, to shareholders of record as of November 1, 2018. This is the 96th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of September 30, 2018, this represents an annualized dividend yield of approximately 4.0%.

In making this announcement, Ronald J. Seiffert, President and CEO, noted, "Overall we were pleased with the third quarter results despite elevated charge-offs and two large commercial loan payoffs. Net charge-offs of $8.3 million were largely impacted by a $4.6 million write down of a land development loan in our western New York region. The remaining loan amount of approximately $8.4 million also negatively impacted our 90 day delinquency for the quarter. In addition, commercial loan growth for the quarter was stunted by two large payoffs totaling approximately $71.0 million, one in our New York region, which was a previously criticized loan, and one in our corporate finance division in the Pittsburgh market which was refinanced by a bond issuance."

Mr. Seiffert continued "Despite these two challenging circumstances, we still experienced an increase in net income from the prior year and the linked second quarter with earnings per share of $0.27. We were particularly pleased with the expansion of our net interest margin by 6 basis points compared to last year as well as with our efficiency ratio dropping below 60.0%."

Net interest income increased by $2.6 million, or 3.1%, to $85.8 million for the quarter ended September 30, 2018, from $83.2 million for the quarter ended September 30, 2017 primarily due to a $5.4 million, or 6.3%, increase in interest income on loans receivable. This increase was primarily the result of an increase in the average balance of loans receivable of $261.0 million, or 3.4%, and an increase in the average yield on loans receivable of eleven basis points as a result of the recent increases in market interest rates. Partially offsetting this improvement was an increase in interest expense on deposits of $2.4 million, or 42.1%, due to the aforementioned increases in market interest rates. The net impact of these changes caused the Company's net interest margin to increase to 3.92% for the quarter ended September 30, 2018 from 3.86% for the same quarter last year.

     The provision for loan losses increased by $4.0 million, or 130.7%, to $7.0 million for the quarter ended September 30, 2018, from $3.0 million for the quarter ended September 30, 2017. This increase is due primarily to the loan write-down discussed above as well as the recalculation of the quantitative and qualitative factors used to determine the allowance for loan losses.

Noninterest income decreased by $2.0 million, or 8.3%, to $22.6 million for the quarter ended September 30, 2018, from $24.6 million for the quarter ended September 30, 2017. This decrease was due primarily to a $1.5 million gain on the sale of investments realized during the quarter ended September 30, 2017. Additionally, trust and other financial services income decreased by $539,000, or 11.2%, compared to the same quarter last year primarily as a result of the sale of the Company's retirement services subsidiary in the fourth quarter of 2017.

Noninterest expense decreased by $2.2 million, or 3.2%, to $66.6 million for the quarter ended September 30, 2018, from $68.8 million for the quarter ended September 30, 2017. This decrease resulted primarily from a $1.2 million, or 86.7%, decrease in restructuring/ acquisition expense due primarily to the restructuring that occurred during 2017, including the closure of the Company's consumer finance subsidiary. Most of the other noninterest expense categories also decreased due to the favorable impact of the changes made in the prior year including the sale of the Company's Maryland branches and retirement services subsidiary, along with the closure of the consumer finance subsidiary.

Income tax expense decreased by $5.4 million, or 43.3%, to $7.0 million for the quarter ended September 30, 2018, from $12.4 million for the quarter ended September 30, 2017. This decrease resulted primarily from the enactment of the Tax Cuts and Jobs Act in December 2017. The Company's effective tax rate, which includes both federal and state income taxes, decreased to 20.2% for the quarter ended September 30, 2018 from 34.5% for the quarter ended September 30, 2017. Additionally, income before tax decreased by $1.2 million, or 3.4%, to $34.8 million for the quarter ended September 30, 2018 from $36.0 million for the quarter ended September 30, 2017.

Net income for the nine month period ended September 30, 2018 was $79.0 million, or $0.76 per diluted share. This represents an increase of $6.7 million, or 9.3%, compared to the nine month period ended September 30, 2017, when net income was $72.3 million, or $0.71 per diluted share. The annualized returns on average shareholders’ equity and average assets for the nine month period ended September 30, 2018 were 8.67% and 1.11% compared to 8.16% and 1.01% for the same period last year. This increase in net income was the result of an increase in net interest income after provision of $2.0 million, or 0.8%, a reduction in noninterest expense of $9.9 million, or 4.6%, and a lower effective tax rate as a result of the Tax Cuts and Jobs Act.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Cash and cash equivalents	$73,946	77,710	165,676
Marketable securities available-for-sale (amortized cost of $829,345, $800,094 and $867,311, respectively)	811,556	792,535	869,481
Marketable securities held-to-maturity (fair value of $23,534, $29,667 and $32,282, respectively)	24,222	29,678	31,961
Total cash and cash equivalents and marketable securities	909,724	899,923	1,067,118

Residential mortgage loans held for sale	—	3,128	1,382
Residential mortgage loans	2,846,834	2,773,075	2,741,844
Home equity loans	1,272,345	1,310,355	1,313,435
Consumer loans	776,049	671,389	673,920
Commercial real estate loans	2,518,066	2,454,726	2,398,886
Commercial loans	582,768	580,736	596,671
Total loans receivable	7,996,062	7,793,409	7,726,138
Allowance for loan losses	(55,975)	(56,795)	(56,927)
Loans receivable, net	7,940,087	7,736,614	7,669,211

Federal Home Loan Bank stock, at cost	15,452	11,733	7,984
Accrued interest receivable	25,798	23,352	22,802
Real estate owned, net	2,486	5,666	5,462
Premises and equipment, net	144,612	151,944	152,761
Bank owned life insurance	170,042	171,547	173,096
Goodwill	307,420	307,420	307,420
Other intangible assets	21,167	25,669	27,244
Other assets	38,543	30,066	26,716
Total assets	$9,575,331	9,363,934	9,459,814

Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,724,202	1,610,409	1,625,189
Interest-bearing demand deposits	1,499,344	1,442,928	1,451,818
Money market deposit accounts	1,676,845	1,707,450	1,759,395
Savings deposits	1,650,357	1,653,579	1,669,782
Time deposits	1,403,205	1,412,623	1,435,861
Total deposits	7,953,953	7,826,989	7,942,045

Borrowed funds	179,117	108,238	115,388
Advances by borrowers for taxes and insurance	23,297	40,825	21,864
Accrued interest payable	627	460	518
Other liabilities	66,448	68,485	62,939
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,334,655	8,156,210	8,253,967

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 103,293,480 shares, 102,394,828 shares and 102,565,667 shares issued and outstanding, respectively	1,033	1,027	1,026
Paid-in-capital	742,863	730,719	728,163
Retained earnings	541,469	508,058	502,265
Accumulated other comprehensive loss	(44,689)	(32,080)	(25,607)
Total shareholders’ equity	1,240,676	1,207,724	1,205,847
Total liabilities and shareholders’ equity	$9,575,331	9,363,934	9,459,814

Equity to assets	12.96%	12.90%	12.75%
Tangible common equity to assets	9.86%	9.68%	9.55%
Book value per share	$12.01	11.79	11.76
Tangible book value per share	$8.83	8.54	8.49
Closing market price per share	$17.32	16.73	17.27
Full time equivalent employees	2,133	2,106	2,137
Number of banking offices	172	172	173

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Interest income:
Loans receivable	$90,733	88,106	85,220	87,154	85,373
Mortgage-backed securities	3,572	3,254	3,013	3,016	3,118
Taxable investment securities	814	648	678	805	957
Tax-free investment securities	205	313	390	449	476
FHLB dividends	119	85	97	78	63
Interest-earning deposits	162	469	135	59	244
Total interest income	95,605	92,875	89,533	91,561	90,231

Interest expense:
Deposits	8,233	7,309	6,458	5,971	5,795
Borrowed funds	1,555	1,340	1,308	1,350	1,199
Total interest expense	9,788	8,649	7,766	7,321	6,994

Net interest income	85,817	84,226	81,767	84,240	83,237
Provision for loan losses	6,982	5,349	4,209	6,525	3,027
Net interest income after provision for loan losses	78,835	78,877	77,558	77,715	80,210

Noninterest income:
Gain/ (loss) on sale of investments	—	—	153	(369)	1,497
Service charges and fees	13,158	12,908	11,899	12,527	12,724
Trust and other financial services income	4,254	4,050	4,031	4,290	4,793
Insurance commission income	2,046	2,090	2,749	1,874	1,992
Gain/ (loss) on real estate owned, net	(247)	176	(546)	(307)	(193)
Income from bank owned life insurance	1,460	2,333	990	2,295	1,078
Mortgage banking income	82	77	224	225	519
Other operating income	1,804	2,475	2,288	2,370	2,184
Total noninterest income	22,557	24,109	21,788	22,905	24,594

Noninterest expense:
Compensation and employee benefits	37,535	39,031	36,510	39,293	36,556
Premises and occupancy costs	6,821	6,824	7,307	7,293	6,951
Office operations	3,508	3,768	3,408	4,011	3,939
Collections expense	483	434	512	1,179	568
Processing expenses	9,620	9,560	9,706	9,888	9,650
Marketing expenses	1,949	2,014	2,140	2,125	2,488
Federal deposit insurance premiums	721	671	717	724	771
Professional services	2,368	2,819	2,277	2,945	2,321
Amortization of intangible assets	1,462	1,520	1,520	1,575	1,691
Real estate owned expense	205	133	292	195	310
Restructuring/ acquisition expense	186	393	—	164	1,398
Other expense	1,759	2,620	3,032	2,504	2,156
Total noninterest expense	66,617	69,787	67,421	71,896	68,799
Income before income taxes	34,775	33,199	31,925	28,724	36,005

Income tax expense	7,035	6,900	6,940	6,576	12,414
Net income	$27,740	26,299	24,985	22,148	23,591

Basic earnings per share	$0.27	0.26	0.25	0.22	0.23
Diluted earnings per share	$0.27	0.25	0.24	0.22	0.23

Weighted average common shares outstanding - basic	102,334,954	101,870,043	101,598,928	101,293,307	101,163,534
Weighted average common shares outstanding - diluted	103,942,695	103,424,154	103,136,497	102,643,726	102,564,476

Annualized return on average equity	8.93%	8.67%	8.40%	7.31%	7.81%
Annualized return on average assets	1.15%	1.11%	1.08%	0.94%	0.99%
Annualized return on tangible common equity	12.07%	11.74%	11.47%	10.05%	10.74%

Efficiency ratio *	59.95%	62.65%	63.64%	65.48%	60.94%
Annualized noninterest expense to average assets *	2.70%	2.87%	2.97%	2.76%	2.76%

* Excludes restructuring/ acquisition expenses and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2018	2017
Interest income:
Loans receivable	$264,059	252,838
Mortgage-backed securities	9,839	8,327
Taxable investment securities	2,140	2,944
Tax-free investment securities	908	1,574
FHLB dividends	301	172
Interest-earning deposits	766	1,440
Total interest income	278,013	267,295

Interest expense:
Deposits	22,000	17,086
Borrowed funds	4,203	3,664
Total interest expense	26,203	20,750

Net interest income	251,810	246,545
Provision for loan losses	16,540	13,226
Net interest income after provision for loan losses	235,270	233,319

Noninterest income:
Gain on sale of investments	153	1,517
Service charges and fees	37,965	37,190
Trust and other financial services income	12,335	13,697
Insurance commission income	6,885	7,139
Loss on real estate owned, net	(617)	(490)
Income from bank owned life insurance	4,783	3,798
Mortgage banking income	383	1,193
Gain on sale of offices	—	17,186
Other operating income	6,567	6,345
Total noninterest income	68,454	87,575

Noninterest expense:
Compensation and employee benefits	113,076	113,003
Premises and occupancy costs	20,952	21,570
Office operations	10,684	12,331
Collections expense	1,429	1,670
Processing expenses	28,886	29,198
Marketing expenses	6,103	7,482
Federal deposit insurance premiums	2,109	2,794
Professional services	7,464	7,348
Amortization of intangible assets	4,502	5,189
Real estate owned expense	630	809
Restructuring/ acquisition expense	579	4,255
Other expense	7,411	8,058
Total noninterest expense	203,825	213,707
Income before income taxes	99,899	107,187

Income tax expense	20,875	34,868
Net income	$79,024	72,319

Basic earnings per share	$0.78	0.72
Diluted earnings per share	$0.76	0.71

Weighted average common shares outstanding - basic	101,937,338	100,921,322
Weighted average common shares outstanding - diluted	103,504,069	102,538,342

Annualized return on average equity	8.67%	8.16%
Annualized return on average assets	1.11%	1.01%
Annualized return on tangible common equity	11.58%	11.10%

Efficiency ratio *	62.06%	64.45%
Annualized noninterest expense to average assets *	2.80%	2.86%

* Excludes gain on sale of offices, restructuring/ acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Nonaccrual loans current:
Residential mortgage loans	$869	669	123	70	318
Home equity loans	496	237	269	615	439
Consumer loans	126	218	178	317	260
Commercial real estate loans	10,905	14,814	11,355	10,080	10,646
Commercial loans	1,972	2,559	2,381	4,178	4,098
Total nonaccrual loans current	$14,368	18,497	14,306	15,260	15,761

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$15	89	1,290	509	200
Home equity loans	333	221	232	167	466
Consumer loans	182	192	224	239	200
Commercial real estate loans	3,124	522	975	1,928	597
Commercial loans	150	51	140	25	—
Total nonaccrual loans delinquent 30 days to 59 days	$3,804	1,075	2,861	2,868	1,463

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$547	668	755	703	892
Home equity loans	418	483	465	874	499
Consumer loans	464	194	224	500	405
Commercial real estate loans	1,872	1,682	399	1,104	5,895
Commercial loans	352	380	80	69	3
Total nonaccrual loans delinquent 60 days to 89 days	$3,653	3,407	1,923	3,250	7,694

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$13,154	11,822	10,660	13,509	11,785
Home equity loans	5,838	6,729	6,707	7,251	6,295
Consumer finance loans	39	15	3	199	332
Consumer loans	3,535	2,626	2,931	3,617	3,244
Commercial real estate loans	27,122	15,617	16,145	15,361	22,583
Commercial loans	2,714	2,925	3,144	3,140	4,177
Total nonaccrual loans delinquent 90 days or more	$52,402	39,734	39,590	43,077	48,416

Total nonaccrual loans	$74,227	62,713	58,680	64,455	73,334

Total nonaccrual loans	$74,227	62,713	58,680	64,455	73,334
Loans 90 days past maturity and still accruing	195	94	210	502	398
Nonperforming loans	74,422	62,807	58,890	64,957	73,732
Real estate owned, net	2,486	2,722	4,041	5,666	5,462
Nonperforming assets	$76,908	65,529	62,931	70,623	79,194

Nonaccrual troubled debt restructuring *	$9,777	10,860	11,217	12,285	17,809
Accruing troubled debt restructuring	19,370	19,802	19,749	19,819	20,660
Total troubled debt restructuring	$29,147	30,662	30,966	32,104	38,469

Nonperforming loans to total loans	0.93%	0.79%	0.75%	0.83%	0.95%
Nonperforming assets to total assets	0.80%	0.69%	0.66%	0.75%	0.84%
Allowance for loan losses to total loans	0.70%	0.72%	0.70%	0.73%	0.74%
Allowance for loan losses to nonperforming loans	75.21%	91.28%	93.75%	87.43%	77.16%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At September 30, 2018	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,835,806	—	11,028	—	—	2,846,834
Home equity loans	1,265,237	—	7,108	—	—	1,272,345
Consumer loans	771,555	—	4,494	—	—	776,049
Total Personal Banking	4,872,598	—	22,630	—	—	4,895,228
Commercial Banking:
Commercial real estate loans	2,283,152	53,529	181,385	—	—	2,518,066
Commercial loans	526,584	24,760	31,424	—	—	582,768
Total Commercial Banking	2,809,736	78,289	212,809	—	—	3,100,834
Total loans	$7,682,334	78,289	235,439	—	—	7,996,062

At June 30, 2018
Personal Banking:
Residential mortgage loans	$2,790,906	—	9,762	—	—	2,800,668
Home equity loans	1,268,884	—	7,297	—	—	1,276,181
Consumer loans	697,561	—	3,364	—	—	700,925
Total Personal Banking	4,757,351	—	20,423	—	—	4,777,774
Commercial Banking:
Commercial real estate loans	2,294,327	65,698	193,198	—	—	2,553,223
Commercial loans	554,495	18,140	38,738	—		611,373
Total Commercial Banking	2,848,822	83,838	231,936	—	—	3,164,596
Total loans	$7,606,173	83,838	252,359	—	—	7,942,370

At March 31, 2018
Personal Banking:
Residential mortgage loans	$2,755,078	—	17,070	—	—	2,772,148
Home equity loans	1,279,137	—	9,224	—	—	1,288,361
Consumer loans	682,433	—	3,605	—	—	686,038
Total Personal Banking	4,716,648	—	29,899	—	—	4,746,547
Commercial Banking:
Commercial real estate loans	2,256,054	57,690	198,513	—	—	2,512,257
Commercial loans	557,613	19,147	46,703	—	—	623,463
Total Commercial Banking	2,813,667	76,837	245,216	—	—	3,135,720
Total loans	$7,530,315	76,837	275,115	—	—	7,882,267

At December 31, 2017
Personal Banking:
Residential mortgage loans	$2,758,465	—	17,738	—	—	2,776,203
Home equity loans	1,300,277	—	10,078	—	—	1,310,355
Consumer loans	666,629	—	4,760	—	—	671,389
Total Personal Banking	4,725,371	—	32,576	—	—	4,757,947
Commercial Banking:
Commercial real estate loans	2,216,326	83,537	154,863	—	—	2,454,726
Commercial loans	511,035	19,297	50,404	—	—	580,736
Total Commercial Banking	2,727,361	102,834	205,267	—	—	3,035,462
Total loans	$7,452,732	102,834	237,843	—	—	7,793,409

At September 30, 2017
Personal Banking:
Residential mortgage loans	$2,725,060	—	18,166	—	—	2,743,226
Home equity loans	1,302,036	—	11,399	—	—	1,313,435
Consumer loans	669,532	—	4,388	—	—	673,920
Total Personal Banking	4,696,628	—	33,953	—	—	4,730,581
Commercial Banking:
Commercial real estate loans	2,196,510	56,118	146,258	—	—	2,398,886
Commercial loans	526,824	18,924	50,923	—	—	596,671
Total Commercial Banking	2,723,334	75,042	197,181	—	—	2,995,557
Total loans	$7,419,962	75,042	231,134	—	—	7,726,138

* Includes $9.2 million, $9.5 million, $7.9 million, $8.6 million and $8.9 million of acquired loans at September 30, 2018, June 30, 2018, March 31, 2018, December 30, 2017, and September 30, 2017, respectively.
** Includes $45.3 million, $44.5 million, $45.2 million, $46.7 million and $48.2 million of acquired loans at September 30, 2018, June 30, 2018, March 31, 2018, December 30, 2017, and September 30, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	September 30, 2018		*	June 30, 2018		*	March 31, 2018		*	December 31, 2017		*	September 30, 2017		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	27	$1,500	0.1%	30	$1,561	0.1%	319	$27,403	1.0%	317	$25,784	0.9%	44	$2,771	0.1%
Home equity loans	184	5,673	0.4%	184	6,383	0.5%	200	7,406	0.6%	218	7,461	0.6%	191	7,330	0.6%
Consumer finance loans	280	632	10.7%	306	711	8.1%	477	1,288	10.3%	849	2,128	11.4%	1,045	3,065	11.4%
Consumer loans	984	8,408	1.1%	901	8,855	1.3%	871	8,252	1.2%	1,295	10,912	1.7%	1,119	9,510	1.5%
Commercial real estate loans	36	5,386	0.2%	40	5,898	0.2%	58	20,303	0.8%	53	8,315	0.3%	27	5,753	0.2%
Commercial loans	17	622	0.1%	24	1,000	0.2%	35	2,912	0.5%	26	1,865	0.3%	16	746	0.1%
Total loans delinquent 30 days to 59 days	1,528	$22,221	0.3%	1,485	$24,408	0.3%	1,960	$67,564	0.9%	2,758	$56,465	0.7%	2,442	$29,175	0.4%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	61	$4,704	0.2%	62	$5,847	0.2%	21	$1,943	0.1%	75	$6,235	0.2%	84	$7,196	0.3%
Home equity loans	69	2,536	0.2%	73	2,495	0.2%	52	2,040	0.2%	72	2,871	0.2%	73	2,390	0.2%
Consumer finance loans	112	234	4.0%	127	277	3.2%	109	233	1.9%	412	1,113	6.0%	831	2,190	8.1%
Consumer loans	352	3,251	0.4%	350	2,654	0.4%	296	2,259	0.3%	463	3,351	0.5%	473	3,283	0.5%
Commercial real estate loans	30	6,678	0.3%	28	3,689	0.1%	23	1,809	0.1%	25	2,539	0.1%	22	7,666	0.3%
Commercial loans	21	1,104	0.2%	15	926	0.2%	7	196	—%	10	441	0.1%	9	196	—%
Total loans delinquent 60 days to 89 days	645	$18,507	0.2%	655	$15,888	0.2%	508	$8,480	0.1%	1,057	$16,550	0.2%	1,492	$22,921	0.3%

Loans delinquent 90 days or more: **
Residential mortgage loans	143	$13,483	0.5%	140	$12,293	0.4%	127	$10,791	0.4%	158	$13,890	0.5%	143	$12,190	0.4%
Home equity loans	150	5,838	0.5%	154	6,768	0.5%	148	6,750	0.5%	177	7,349	0.6%	150	6,397	0.5%
Consumer finance loans	16	39	0.7%	8	15	0.2%	7	3	—%	74	199	1.1%	124	332	1.2%
Consumer loans	766	3,541	0.5%	302	2,633	0.4%	659	2,939	0.4%	719	3,627	0.6%	428	3,254	0.5%
Commercial real estate loans	126	27,228	1.1%	113	15,772	0.6%	106	16,723	0.7%	109	16,284	0.7%	113	23,310	1.0%
Commercial loans	29	2,714	0.5%	31	2,925	0.5%	35	3,144	0.5%	37	3,140	0.5%	45	4,177	0.7%
Total loans delinquent 90 days or more	1,230	$52,843	0.7%	748	$40,406	0.5%	1,082	$40,350	0.5%	1,274	$44,489	0.6%	1,003	$49,660	0.6%

Total loans delinquent	3,403	$93,571	1.2%	2,888	$80,702	1.0%	3,550	$116,394	1.5%	5,089	$117,504	1.5%	4,937	$101,756	1.3%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $440,000, $672,000, $760,000, $1.4 million and $1.2 million at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Beginning balance	57,332	55,211	56,795	56,927	62,885
Provision	6,982	5,349	4,209	6,525	3,027
Charge-offs residential mortgage	(214)	(389)	(201)	(162)	(215)
Charge-offs home equity	(426)	(406)	(611)	(393)	(528)
Charge-offs consumer finance	(445)	(486)	(1,553)	(2,900)	(3,891)
Charge-offs consumer	(3,470)	(2,682)	(3,249)	(3,322)	(3,002)
Charge-offs commercial real estate	(4,859)	(439)	(551)	(1,470)	(1,901)
Charge-offs commercial	(985)	(491)	(1,025)	(785)	(509)
Recoveries	2,060	1,665	1,397	2,375	1,061
Ending balance	$55,975	57,332	55,211	56,795	56,927

Net charge-offs to average loans, annualized	0.42%	0.16%	0.30%	0.34%	0.47%

	Nine months ended September 30,
	2018	2017
Beginning balance	$56,795	60,939
Provision	16,540	13,226
Charge-offs residential mortgage	(804)	(877)
Charge-offs home equity	(1,444)	(1,866)
Charge-offs consumer finance	(2,484)	(5,469)
Charge-offs consumer	(9,401)	(8,601)
Charge-offs commercial real estate	(5,849)	(2,704)
Charge-offs commercial	(2,501)	(2,705)
Recoveries	5,123	4,984
Ending balance	$55,975	56,927
	0.29%	0.30%
Net charge-offs to average loans, annualized

	September 30, 2018
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,749,012	4,144	97,822	102	2,846,834	4,246
Home equity loans	1,048,373	3,234	223,972	408	1,272,345	3,642
Legacy consumer finance loans	5,888	1,650	—	—	5,888	1,650
Consumer loans	702,941	11,021	67,220	444	770,161	11,465
Personal Banking Loans	4,506,214	20,049	389,014	954	4,895,228	21,003

Commercial real estate loans	2,277,429	25,694	240,637	2,876	2,518,066	28,570
Commercial loans	532,764	5,730	50,004	672	582,768	6,402
Commercial Banking Loans	2,810,193	31,424	290,641	3,548	3,100,834	34,972

Total Loans	$7,316,407	51,473	679,655	4,502	7,996,062	55,975

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,804,027	28,974	4.13%	$2,761,528	27,893	4.04%	$2,756,142	27,973	4.12%	$2,746,992	28,373	4.13%	$2,732,546	28,279	4.14%
Home equity loans	1,272,847	15,248	4.75%	1,281,001	15,384	4.82%	1,298,780	14,786	4.62%	1,312,146	15,187	4.59%	1,299,473	14,694	4.49%
Consumer loans	704,203	8,337	4.70%	655,541	7,949	4.86%	637,691	7,450	4.74%	633,023	8,004	5.02%	617,754	7,627	4.90%
Consumer finance loans	7,176	343	19.12%	10,428	516	19.79%	15,254	768	20.14%	22,469	1,151	20.32%	33,469	1,433	17.13%
Commercial real estate loans	2,540,270	29,974	4.62%	2,518,170	29,034	4.56%	2,471,422	27,384	4.43%	2,442,528	28,251	4.53%	2,389,969	27,234	4.46%
Commercial loans	598,842	8,203	5.36%	624,087	7,703	4.88%	595,276	7,160	4.81%	588,420	6,739	4.48%	593,143	6,659	4.39%
Total loans receivable (a) (b) (d)	7,927,365	91,079	4.56%	7,850,755	88,479	4.52%	7,774,565	85,521	4.46%	7,745,578	87,705	4.49%	7,666,354	85,926	4.45%
Mortgage-backed securities (c)	598,596	3,572	2.39%	569,893	3,255	2.28%	558,055	3,013	2.16%	581,055	3,016	2.08%	607,454	3,118	2.05%
Investment securities (c) (d)	244,346	1,074	1.76%	235,784	1,044	1.77%	256,287	1,172	1.83%	301,268	1,495	1.98%	352,813	1,690	1.92%
FHLB stock	9,819	119	4.81%	7,819	85	4.36%	9,354	97	4.21%	10,066	78	3.07%	7,748	63	3.23%
Other interest-earning deposits	26,057	162	2.43%	103,739	469	1.79%	34,200	135	1.58%	13,515	59	1.71%	71,482	243	1.33%
Total interest-earning assets	8,806,183	96,006	4.33%	8,767,990	93,332	4.27%	8,632,461	89,938	4.23%	8,651,482	92,353	4.24%	8,705,851	91,040	4.15%
Noninterest earning assets (e)	746,077			732,065			779,812			709,753			755,026
Total assets	$9,552,260			$9,500,055			$9,412,273			$9,361,235			$9,460,877

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,672,990	785	0.19%	$1,699,168	773	0.18%	$1,670,491	749	0.18%	$1,655,798	763	0.18%	$1,681,777	776	0.18%
Interest-bearing demand deposits	1,460,556	1,064	0.29%	1,468,228	875	0.24%	1,419,459	603	0.17%	1,419,352	331	0.09%	1,435,143	297	0.08%
Money market deposit accounts	1,685,368	1,565	0.37%	1,691,652	1,211	0.29%	1,706,800	1,053	0.25%	1,734,444	1,017	0.23%	1,789,082	1,048	0.23%
Time deposits	1,403,967	4,819	1.36%	1,440,457	4,450	1.24%	1,415,247	4,053	1.16%	1,421,569	3,860	1.08%	1,449,830	3,674	1.01%
Borrowed funds (f)	129,523	239	0.73%	104,415	50	0.19%	133,231	124	0.38%	159,599	187	0.46%	106,282	49	0.18%
Junior subordinated debentures	111,213	1,316	4.63%	111,213	1,290	4.59%	111,213	1,184	4.26%	111,213	1,163	4.09%	111,213	1,150	4.05%
Total interest-bearing liabilities	6,463,617	9,788	0.60%	6,515,133	8,649	0.53%	6,456,441	7,766	0.49%	6,501,975	7,321	0.45%	6,573,327	6,994	0.42%
Noninterest-bearing demand deposits (g)	1,724,427			1,676,344			1,606,247			1,599,834			1,573,112
Noninterest bearing liabilities	132,062			92,252			143,608			57,956			116,021
Total liabilities	8,320,106			8,283,729			8,206,296			8,159,765			8,262,460
Shareholders’ equity	1,232,154			1,216,326			1,205,977			1,201,470			1,198,417
Total liabilities and shareholders’ equity	$9,552,260			$9,500,055			$9,412,273			$9,361,235			$9,460,877
Net interest income/ Interest rate spread		86,218	3.73%		84,683	3.74%		82,172	3.74%		85,032	3.79%		84,046	3.73%
Net interest-earning assets/ Net interest margin	$2,342,566		3.92%	$2,252,857		3.86%	$2,176,020		3.86%	$2,149,507		3.93%	$2,132,524		3.86%
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X			1.34X			1.33X			1.32X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.41%, 0.37%, 0.33%, 0.30% and 0.29%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.54%, 4.50%, 4.45%, 4.46% and 4.42%, respectively, Investment securities - 1.67%, 1.63%, 1.67%, 1.66% and 1.62%, respectively, Interest-earning assets - 4.31%, 4.25%, 4.21%, 4.20% and 4.11%, respectively. GAAP basis net interest rate spreads were 3.71%, 3.72%, 3.72%, 3.75% and 3.69%, respectively, and GAAP basis net interest margins were 3.90%, 3.84%, 3.84%, 3.89% and 3.82%, respectively.

10

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2018			2017
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,774,074	84,585	4.07%	$2,724,348	83,833	4.10%
Home equity loans	1,284,114	45,617	4.75%	1,314,344	43,239	4.40%
Consumer loans	666,055	23,788	4.78%	598,056	22,251	4.97%
Consumer finance loans	10,923	1,627	19.86%	40,241	6,025	19.96%
Commercial real estate loans	2,510,206	86,188	4.53%	2,425,302	80,867	4.40%
Commercial loans	606,076	23,273	5.06%	560,677	18,260	4.29%
Loans receivable (a) (b) (d)	7,851,448	265,078	4.51%	7,662,968	254,475	4.44%
Mortgage-backed securities (c)	575,663	9,839	2.28%	557,846	8,327	1.99%
Investment securities (c) (d)	245,429	3,289	1.79%	367,585	5,366	1.95%
FHLB stock	8,999	301	4.47%	7,553	172	3.04%
Other interest-earning deposits	53,254	766	1.90%	201,643	1,440	0.94%
Total interest-earning assets	8,734,793	279,273	4.27%	8,797,595	269,780	4.10%
Noninterest earning assets (e)	753,403			742,837
Total assets	$9,488,196			$9,540,432

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,680,892	2,307	0.18%	$1,699,455	2,300	0.18%
Interest-bearing demand deposits	1,449,573	2,541	0.23%	1,436,442	696	0.06%
Money market deposit accounts	1,694,519	3,830	0.30%	1,835,638	3,186	0.23%
Time deposits	1,419,849	13,322	1.25%	1,513,565	10,904	0.96%
Borrowed funds (f)	122,376	412	0.45%	123,168	161	0.17%
Junior subordinated debentures	111,213	3,791	4.50%	111,213	3,503	4.15%
Total interest-bearing liabilities	6,478,422	26,203	0.54%	6,719,481	20,750	0.41%
Noninterest-bearing demand deposits (g)	1,669,423			1,541,845
Noninterest bearing liabilities	122,199			94,546
Total liabilities	8,270,044			8,355,872
Shareholders’ equity	1,218,152			1,184,560
Total liabilities and shareholders’ equity	$9,488,196			$9,540,432
Net interest income/ Interest rate spread		253,070	3.73%		249,030	3.69%
Net interest-earning assets/ Net interest margin	$2,256,371		3.86%	$2,078,114		3.77%
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.31X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.37.% and 0.28%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.50% and 4.41%, respectively, Investment securities - 1.66% and 1.64%, respectively, Interest-earning assets - 4.26% and 4.06%, respectively. GAAP basis net interest rate spreads were 3.71% and 3.65%, respectively, and GAAP basis net interest margins were 3.84% and 3.74%, respectively.